SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2002

G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-4063 (Commission File Number)	41-0449530 (IRS Employer Identification No.)

5995 Opus Parkway, Suite 500 Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

(Former name or former address, if changed since last report)

SIGNATURE
EXHIBIT INDEX
Letter from Arthur Andersen to the SEC
Press Release

Item 4. Changes to Registrant’s Certifying Accountant.

     On May 23, 2002, the Board of Directors of G&K Services, Inc. (the “Company”) and its Audit Committee decided to no longer engage Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors and engaged Ernst & Young LLP (“E&Y”) to serve as the Company’s independent auditors for the fiscal year ending June 29, 2002.

     Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended July 1, 2000 and June 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended July 1, 2000 and June 30, 2001 and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there are no reportable events as described under Item 304 (a) (2) (i) and (ii) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures. A letter from Arthur Andersen to the Securities and Exchange Commission dated May 30, 2002, stating its agreement with these statements is attached as Exhibit 16.1.

     During the fiscal years ended July 1, 2000 and June 30, 2001 and through the date of this Form 8-K, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events described under Item 304 (a) (2) (i) and (ii) of Regulation S-K.

     A proposal will be presented at the Company’s 2002 Annual Meeting of Stockholders asking the stockholders to ratify the appointment of E&Y as the Company’s independent auditor.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 30, 2002.

99.1	G&K Services, Inc. press release dated May 31, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC. (Registrant)

Date: May 31, 2002	By:	/s/ Jeffrey L. Wright Jeffrey L. Wright Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 30, 2002.
99.1	G&K Services, Inc. press release dated May 31, 2002.

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